Exhibit 99.2

MedEquities Realty Trust, Inc.

Table of Contents

Introduction	
Management, Board of Directors & Investor Contacts	2
Executive Summary	3
Capitalization Analysis & Research Coverage	4
2017 Guidance	5
Financial Information	
Consolidated Balance Sheets	6
Consolidated Statements of Operations - GAAP	7
Funds From Operations (FFO) & Adjusted Funds From Operations (AFFO)	8
Consolidated EBITDA & Consolidated Adjusted EBITDA	9
Debt Overview	10
Operational & Portfolio Information	
Operator Overview & Lease Coverage	11
Market Summary	12
Annualized Rental Income Expiration Schedule	13
Payor Mix by Revenue & Facility-Level Occupancy	14
Transaction Activity	15
Additional Information	
Glossary	16

Forward looking statements: This supplemental package contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about our 2017 guidance and related assumptions, the strategic plans and objectives, potential property acquisitions and investments, anticipated capital expenditures (and access to capital), amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "will" and variations of these words and other similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, see the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission (the "SEC") on February 27, 2017, and other documents filed by the Company with the SEC. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results.

Information regarding our operators, tenants and guarantors: This supplemental package includes information regarding certain of our tenants and guarantors, which are not subject to SEC reporting requirements. The information related to our tenants and guarantors contained in this report was provided to us by such tenants or guarantors, as applicable, or was derived from publicly available information. We have not independently investigated or verified this information. We have no reason to believe that this information is inaccurate in any material respect, but we cannot provide any assurance of its accuracy. We are providing this data for informational purposes only.

Definitions and reconciliations: For definitions of certain terms used throughout this supplemental, including certain non-GAAP financial measures, see the Glossary on pages 16-17. For reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures, see pages 8-9.

On the cover: TOP - Vibra Rehabilitation Hospital of Amarillo, Amarillo, TX; Mountain's Edge Hospital, Las Vegas, NV; Castle Manor Nursing and Rehabilitation Center, National City, CA; **MIDDLE** - The Rio at Mission Trails, San Antonio, TX; Baylor Scott & White Medical Center - Lakeway, Lakeway, TX; Physical Rehabilitation and Wellness Center of Spartanburg, Spartanburg, SC; Horizon Specialty Hospital of Henderson, Las Vegas, NV; **BOTTOM** - Kemp Care Center, Kemp, TX; Heritage Park Nursing Center, Upland, CA; Mira Vista Court, Fort Worth, TX.

Supplemental Information- Q1 2017 1

MedEquities Realty Trust, Inc.

Management, Board of Directors & Investor Contacts

Corporate

3100 West End Avenue, Suite 1000
Nashville, Tennessee 37203
615.627.4710
www.medequities.com

Executive and Senior Management

John McRoberts
Chairman and Chief Executive Officer

Bill Harlan
President, Chief Operating Officer and Director

Jeff Walraven
Executive Vice President and Chief Financial Officer

Forrest Gardner
SVP of Asset & Investment Management

Steve Graham
SVP, Director of Post Acute Acquisition & Development

Michael Hammill
SVP of Finance & Capital Markets

David Travis
SVP & Chief Accounting Officer

Board of Directors

Randall Churchey
Lead Independent Director

John Foy
Independent Director

Steven Geringer
Independent Director

Stephen Guillard
Independent Director

Bill Harlan
President & Chief Operating Officer

Elliott Mandelbaum
Independent Director

John McRoberts
Chairman & Chief Executive Officer

Stuart McWhorter
Independent Director

James Pieri
Independent Director

Transfer Agent

American Stock Transfer & Trust Co.
59 Maiden Lane
New York, New York 10038
800.937.5449

Investor Relations

Jeff Walraven
Executive Vice President & Chief Financial Officer
615.627.4710
jwalraven@medequities.com

Tripp Sullivan
SCR Partners
615.760.1104
IR@medequities.com

Supplemental Information- Q1 2017 2

Supplemental Information- Q1 2017 Supplemental Information- Q1 2017 3 Unaudited As of 03/31/17Select Portfolio Statistics Number of Properties24Licensed Beds2,345Facility-Level Occupancy (1)84%Markets / States9/4Weighted Average Lease Term Remaining (2)13.4TTM Portfolio EBITDARM/Rent Coverage (3)2.2xBalance Sheet ($ in thousands)Cash$7,806Gross Assets (4)$558,472Total Debt (5)$156,500Net Debt (Total Debt less Cash)$148,694Net Debt / Gross Assets26.6%Net Debt to Consolidated Adjusted EBITDA, annualized3.1x(1) Reflects the facility-level occupancy of our total stabilized, single-tenanted portfolio. See Glossary for definition of our stabilized portfolio.(2) Excludes the medical office building in Brownsville, TX.(3) Includes guarantor-level coverage for our stabilized, single-tenanted buildings for the trailing 12 months as of December 31, 2016.(4) The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company's consolidated financial statements.(5) Excludes approximately $801,000 of net deferred financing costs reported as a component of the debt balance in the Company's consolidated financial statements.MedEquities Realty Trust, Inc.Executive SummaryCompany overview: MedEquities Realty Trust (NYSE: MRT) is a self-managed and self-administered real estate investment trust that invests in a diversified mix of healthcare properties and healthcare-related real estate debt investments. The Company’s management team has extensive industry experience in acquiring, owning, developing, financing, operating, leasing and monetizing many types of healthcare properties and portfolios. MedEquities’ strategy is to become an integral capital partner with high-quality and growth-oriented facility-based providers of healthcare services on a nationwide basis, primarily through net-leased real estate investment. For more information, please visit www.medequities.com.

MedEquities Realty Trust, Inc.

Capitalization Analysis & Research Coverage

Unaudited (in thousands except for per-share data and percentages)

	Three Months Ended	
	3/31/2017	12/31/2016
Common Stock Data		
Weighted-Average Shares Outstanding - Basic	31,415	30,363
Weighted-Average Shares Outstanding - Diluted	31,566	30,447
High Closing Price	$ 11.61	$ 12.00
Low Closing Price	$ 10.75	$ 10.48
Average Closing Price	$ 11.16	$ 11.18
Closing Price (as of period end)	$ 11.21	$ 11.10
Dividends / Share (annualized) (1)	$ 0.84	$ 0.84
Dividend Yield (annualized) (2)	7.5%	7.6%
Common Shares Outstanding (2)	31,775	31,757
Market Value of Common Shares (2)	$ 356,198	$ 352,503
Total Market Capitalization (2) (3)	$ 512,698	$ 496,503

Equity Research Coverage (4)

Citigroup	**FBR & Co.**	**JMP Securities**	**J.P. Morgan Securities**
Smedes Rose	Bryan Maher	Peter Martin	Michael Mueller
212.816.6243	646.885.5423	415.835.8904	212.622.6689
KeyBanc Capital Markets	**Raymond James & Associates**	**RBC Capital Markets**	
Jordan Sadler	Jonathan Hughes	Michael Carroll	
917.368.2280	727.567.1000	440.715.2649	

Investor Conference Call and Webcast:

The Company will host a conference call and live audio webcast, both open for the general public to hear, on May 9, 2017 at 10:00 a.m. Central Time. The number to call for this interactive teleconference is (412) 542-4116. A replay of the call will be available through May 16, 2017 by dialing (412) 317-0088 and entering the replay access code, 10105005.

(1) Based on first quarter 2017 dividend of $0.21 declared on May 3, 2017.

(2) Based on closing price and ending shares for the last trading day of quarter.

(3) Market value of shares plus debt as of quarter end.

(4) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by us or our management. We do not by reference above imply our endorsement of or concurrence with such information, conclusions or recommendations.

Supplemental Information- Q1 2017

4

MedEquities Realty Trust, Inc.

2017 Guidance

Unaudited

	Full Year 2017 Range	
Per share	Low	High
Net income attributable to common stockholders	$ 0.60	$ 0.64
Real estate depreciation & amortization, net of noncontrolling interest (1)	0.47	0.49
FFO attributable to common stockholders	$ 1.07	$ 1.13
Stock-based compensation expense	0.11	0.11
Deferred financing costs amortization	0.03	0.03
Straight-line rental income, net of noncontrolling interest (2)	(0.14)	(0.14)
Other adjustments (3)	0.02	0.02
AFFO attributable to common stockholders	$ 1.09	$ 1.15

Assumptions

- Cash general and administrative expenses of $8.7 million to $9.0 million
- Acquisitions of $150 million with initial cash yields of 8.50% to 9.00%, all funded under the existing revolving credit facility
- Approximate per share impact of the $150 million of acquisitions to net income, FFO and AFFO of $0.05 to $0.08, $0.09 to $0.14 and $0.07 to $0.12, respectively, which depends on the timing of acquisitions
- Interest expense of approximately $8.6 million to $9.1 million, including approximately $1.0 million in amortization of deferred financing costs
- Weighted average diluted share count of 31.76 million

(1) Includes $0.04 to $0.06 of real estate depreciation related to $150 million of assumed acquisitions.

(2) Includes $(0.02) of straight-line rental income related to $150 million of assumed acquisitions.

(3) Includes adjustments for non-real estate depreciation, straight-line rent expense and estimated expenditures at the Company's medical office building.

Supplemental Information- Q1 2017

5

MedEquities Realty Trust, Inc.

Consolidated Balance Sheets

(in thousands)

	3/31/2017	12/31/2016	9/30/2016
Assets:	*(unaudited)*		*(unaudited)*
Real estate properties:			
Land	$ 39,584	$ 39,584	$ 39,584
Building and improvements	441,100	440,927	440,927
Intangible lease assets	11,387	11,387	11,387
Furniture, fixtures and equipment	2,976	2,976	2,976
Less accumulated depreciation and amortization	(29,777)	(26,052)	(22,327)
Total real estate properties, net	**$ 465,270**	**$ 468,822**	**$ 472,547**
Mortgage notes receivable, net	22,417	9,915	9,914
Cash and cash equivalents	7,806	9,509	12,211
Other assets, net	33,202	31,507	35,330
Total assets	**$ 528,695**	**$ 519,753**	**$ 530,002**
Liabilities:			
Debt, net	$ 155,699	$ 144,000	$ 244,000
Accounts payable and accrued liabilities	14,414	15,244	21,606
Deferred revenue	1,365	2,251	1,566
Total liabilities	**$ 171,478**	**$ 161,495**	**$ 267,172**
Equity:			
Preferred stock	$ -	$ -	$ 1
Common stock	314	314	109
Additional paid in capital	373,518	372,615	275,667
Dividends declared	(47,719)	(40,951)	(34,585)
Retained earnings	28,305	23,774	19,329
Accumulated other comprehensive income	370	-	-
Total MedEquities Realty Trust, Inc. stockholders' equity	354,788	355,752	260,521
Noncontrolling interest	2,429	2,506	2,309
Total equity	**$ 357,217**	**$ 358,258**	**$ 262,830**
Total liabilities and equity	**$ 528,695**	**$ 519,753**	**$ 530,002**

Supplemental Information- Q1 2017 6

Supplemental Information- Q1 2017 MedEquities Realty Trust, Inc. Consolidated Statements of Operations - GAAP (in thousands, except per-share amounts) Revenues: Three Months Ended (Unaudited) 3/31/2017 12/31/2016 9/30/2016 Rental income $ 13,839 $ 13,769 $ 13,603 Interest on mortgage notes receivable 433 232 231 Interest on notes receivable 10 9 11 Total revenues Operating expenses: $ 14,282 $ 14,010 $ 13,845 Depreciation and amortization 3,618 3,618 3,617 Property related 352 297 341 Acquisition related 66 - 29 Franchise, excise and other taxes 86 144 87 General and administrative 3,171 2,836 2,436 Total operating expenses $ 7,293 $ 6,895 $ 6,510 Operating income Other income (expense): $ 6,989 $ 7,115 $ 7,335 Interest and other income 1 1 191 Interest expense (1,515) (1,740) (2,792) Total other income (expense) $ (1,514) $ (1,739) $ (2,601) Net income $ 5,475 $ 5,376 $ 4,734 Less: Preferred stock dividends - (6,366) (2,464) Less: Net income attributable to noncontrolling interest (944) (931) (821) Net income (loss) attributable to common stockholders $ 4,531 $ (1,921) $ 1,449 Net income (loss) attributable to common stockholders per share - basic and diluted $ 0.14 $ (0.06) $ 0.12 Weighted-average shares outstanding - basic and diluted 31,415 30,363 10,964 Dividends declared per common share $ 0.21 (1) $ - (2) $ 0.42 (1) Dividend for the first quarter of 2017 of $0.21 per share was declared and paid in May 2017. (2) Dividend for the fourth quarter of 2016 of $0.21 per share was declared and paid in January 2017

MedEquities Realty Trust, Inc.

Funds From Operations (FFO) & Adjusted Funds From Operations (AFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended		
	3/31/2017	12/31/2016	9/30/2016
Net income (loss) attributable to common stockholders	$ 4,531	$ (1,921)	$ 1,449
Real estate depreciation and amortization, net of noncontrolling interest	3,536	3,536	3,535
FFO attributable to common stockholders	$ 8,067	$ 1,615	$ 4,984
Stock based compensation expense	956	628	633
Deferred financing costs amortization	322	428	425
Non-real estate depreciation and amortization	152	151	138
Preferred stock redemption premium paid upon completion of the IPO	-	6,256	-
Surety bond fee	-	-	(188)
Straight-line rent expense	40	41	41
Straight-line rent revenue, net of noncontrolling expense	(969)	(982)	(851)
AFFO attributable to common stockholders	$ 8,568	$ 8,137	$ 5,182
Weighted-average shares outstanding - earnings per share			
Basic	31,415	30,363	10,964
Diluted	31,415	30,363	10,964
Net income (loss) attributable to common stockholders per share	$ 0.14	$ (0.06)	$ 0.12
Weighted-average shares outstanding - FFO and AFFO			
Basic	31,415	30,363	10,964
Diluted	31,566	30,447	11,108
FFO per common share			
Basic	$ 0.26	$ 0.05	$ 0.45
Diluted	$ 0.26	$ 0.05	$ 0.45
AFFO per common share			
Basic	$ 0.27	$ 0.27	$ 0.47
Diluted	$ 0.27	$ 0.27	$ 0.47

Supplemental Information- Q1 2017 8

Supplemental Information- Q1 2017 MedEquities Realty Trust, Inc. Consolidated EBITDA & Consolidated Adjusted EBITDA Unaudited (in thousands, except per-share amounts) Three Months Ended 3/31/2017 12/31/2016 9/30/2016 Net income $ 5,475 $ 5,376 $ 4,734 Interest expense 1,515 1,740 2,792 Franchise, excise, and other tax expense 86 144 87 Depreciation and amortization 3,895 3,894 3,868 Consolidated EBITDA $ 10,971 $ 11,154 $ 11,481 Stock-based compensation expense 956 628 633 Consolidated Adjusted EBITDA $ 11,927 $ 11,782 $

Supplemental Information- Q1 2017 MedEquities Realty Trust, Inc. Debt Overview Unaudited ($ in thousands) at 3/31/2017 Debt Instrument - Secured Bank Facility Maturity Rate Rate Type Balance % of Total Debt $300 Million Revolving Credit Facility (1)February-212.69% (2)Floating$ 31,50020.1% $125 Million Term Loan (1)February-223.59% (3)Fixed125,00079.9% $156,500100.0% Balance Sheet ($ in thousands) at 3/31/2017 Cash $ 7,806 Gross Assets (4) $ 558,472 Total Debt $ 156,500 Net Debt $ 148,694 Debt Ratios at 3/31/2017 Net Debt to Gross Assets Ratio 26.6% Net Debt to Total Market Capitalization 29.0% Net Debt to Consolidated Adjusted EBITDA, annualized 3.1x (1) On February 10, 2017, the Company entered into an amended and restated credit agreement that provides for a $300 million credit facility and a $125 million term loan. The Company borrowed $31.5 million under the secured revolving credit facility and $125 million under the secured term loan to repay, in full, all outstanding amounts due under the prior facility. (2) Based on LIBOR at March 31, 2017 and pricing of 175 basis points over LIBOR. The facility pricing grid ranges from 175-300 basis points over LIBOR depending upon leverage. (3) The Company entered into interest rate swap arrangements, effective April 10, 2017, on the full $125 million term loan. The Company's forecasted all-in interest rate under the term loan is composed of a fixed swap rate of 1.84% plus the applicable margin under the credit facility, which was 1.75% at May 8, 2017. (4) The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company's consolidated financial statements.

MedEquities Realty Trust, Inc.

Operator Overview & Lease Coverage

Unaudited ($ in thousands) at 3/31/17

Operator	States	Property Type	Gross Investment	GLA/Square Feet	Number of Licensed Beds
OnPointe	TX	SNF	$ 145,142	339,733	1,145
Life Generations	CA	SNF/ALF	$ 96,697	181,149	559
Fundamental Healthcare	NV, SC, TX	ACH/LTACH/SNF	$ 85,422	211,280	431
Vibra Healthcare	CA, TX	LTACH/IRF	$ 77,429	77,925	104
Baylor Scott & White Health	TX	ACH	$ 75,056	270,512	106
Multi-tenanted	TX	MOB	$ 15,301	67,682	-
Total - All Properties			**$ 495,047**	**1,148,281**	**2,345**

Stabilized Facility & Guarantor Lease Coverage

Unaudited TTM rent coverage

EBITDARM Rent Coverage

	Facility			Guarantor		
Twelve Months Ended	SNF/ALF	LTACH/IRF	Total	SNF/ALF	LTACH/IRF	Total
December 31, 2016	1.62x	1.60x	1.62x	2.32x	1.83x	2.19x
September 30, 2016	1.65x	1.59x	1.63x	2.36x	1.82x	2.22x
June 30, 2016	1.54x	1.65x	1.57x	2.34x	1.88x	2.22x
March 31, 2016	1.48x	1.70x	1.54x	2.36x	1.85x	2.23x
December 31, 2015	1.41x	1.78x	1.51x	2.32x	1.81x	2.19x

EBITDAR Rent Coverage

	Facility			Guarantor		
Twelve Months Ended	SNF/ALF	LTACH/IRF	Total	SNF/ALF	LTACH/IRF	Total
December 31, 2016	1.42x	1.40x	1.41x	2.01x	1.72x	1.93x
September 30, 2016	1.44x	1.37x	1.42x	2.04x	1.70x	1.95x
June 30, 2016	1.34x	1.43x	1.37x	2.02x	1.76x	1.95x
March 31, 2016	1.28x	1.47x	1.33x	2.05x	1.73x	1.96x
December 31, 2015	1.22x	1.55x	1.31x	2.01x	1.69x	1.93x

Supplemental Information- Q1 2017 11

MedEquities Realty Trust, Inc.

Market Summary

Unaudited ($ in thousands) (at 3/31/2017) (1)

PROPERTY TYPE

Geography	SNF/ALF	ACH	LTACH	IRF	MOB	Total	% of Total
Texas	11	1	-	1	1	14	58.3%
California	6	-	1	-	-	7	29.2%
Nevada	-	1	1	-	-	2	8.3%
South Carolina	1	-	-	-	-	1	4.2%
Total	18	2	2	1	1	24	100.0%
% OF TOTAL PROPERTIES	75%	8%	8%	4%	4%		

DISTRIBUTION OF BEDS

Geography	SNF/ALF	ACH	LTACH	IRF	MOB	Total	% of Total
Texas	1,287	106	-	44	-	1,437	61.3%
California	559	-	60	-	-	619	26.4%
Nevada	-	130	39	-	-	169	7.2%
South Carolina	120	-	-	-	-	120	5.1%
Total	1,966	236	99	44	-	2,345	100.0%
% OF TOTAL BEDS	84%	10%	4%	2%	0%		

GROSS INVESTMENT

Geography	SNF/ALF	ACH	LTACH	IRF	MOB	Total	% of Total
Texas	$ 161,142	$ 75,056	$ -	$ 19,399	$ 15,301	$ 270,898	54.7%
California	96,697	-	58,030	-	-	154,727	31.3%
Nevada	-	29,412	20,010	-	-	49,422	10.0%
South Carolina	20,000	-	-	-	-	20,000	4.0%
Total	$ 277,839	$ 104,468	$ 78,040	$ 19,399	$ 15,301	$ 495,047	100.0%
% OF TOTAL GROSS INVESTMENT	56%	21%	16%	4%	3%		

RENTAL INCOME (Twelve months ended March 31, 2017)

Operator	SNF/ALF	ACH	LTACH	IRF	MOB	Total	% of Total
OnPointe	$ 14,211	$ -	$ -	$ -	$ -	$ 14,211	29.9%
Life Generations	8,617	-	-	-	-	8,617	18.1%
Fundamental Healthcare	3,521	2,939	1,722	-	-	8,182	17.2%
Vibra Healthcare	-	-	5,248	1,596	-	6,844	14.4%
Baylor Scott & White Health (2)	-	7,448	-	-	-	7,448	15.7%
Medical office building	-	-	-	-	2,263	2,263	4.7%
Total	$ 26,349	$ 10,387	$ 6,970	$ 1,596	$ 2,263	$ 47,565	100.0%
% OF RENTAL INCOME	55%	22%	15%	3%	5%		

BASE RENT (3) (Twelve months ended March 31, 2017)

Operator	SNF/ALF	ACH	LTACH	IRF	MOB	Total	% of Total
OnPointe	$ 12,489	$ -	$ -	$ -	$ -	$ 12,489	25.0%
Life Generations	8,313	-	-	-	-	8,313	16.6%
Fundamental Healthcare	3,276	3,095	1,710	-	-	8,081	16.2%
Vibra Healthcare	-	-	5,225	1,723	-	6,948	13.9%
Baylor Scott & White Health (2)	-	12,750	-	-	-	12,750	25.5%
Medical office building	-	-	-	-	1,449	1,449	2.8%
Total	$ 24,078	$ 15,845	$ 6,935	$ 1,723	$ 1,449	$ 50,030	100.0%
% OF BASE RENT	48%	32%	14%	3%	3%		

(1) Excludes any investment in and income from notes and mortgage notes receivable.

(2) Includes the prior Lakeway operator.

(3) Base rent represents the contractual rent due under the facility lease agreements that is included in rental income and excludes items such as operating expense reimbursements, straight-line rent revenues, amortization of above-market leases and lease incentives, and any late fees.

Supplemental Information- Q1 2017 12

Supplemental Information- Q1 2017 MedEquities Realty Trust, Inc. Annualized Rental Income Expiration Schedule Unaudited ($ in thousands) (at 3/31/2017) Year Number of BedsExpiring Annualized Rental Income (ARI) (1) (2) % of ARI Expiring 2017-2025-$ -0.0% 20261201,9563.7% 20271421,5652.9% 2028--0.0% 2029391,7223.2% 20301,87827,29751.3% 203116620,73638.9% Total2,345$ 53,276100.0% 55.0% 50.0% Percent of ARI Expiring 51.3% 45.0% 40.0% 35.0% 38.9% 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% 3.7% 2.9% 3.2% 2017-2025 2026 2027 2028 2029 2030 2031 (1) Excludes the medical office building in Texas and notes and mortgage notes receivable. (2) Annualized rent income is defined as total rent, including straight-line rent and amortization of lease incentives, as of March 31, 2017, multiplied by twelve.

Supplemental Information- Q1 2017 MedEquities Realty Trust, Inc. Payor Mix by Revenue & Facility-Level Occupancy Unaudited Twelve Months Ended December 31, 2016 Stabilized, Single-Tenanted PortfolioSNF Portfolio (1) Operator Medicare Medicaid Commercial Other Facility-Level Occupancy Medicare Medicaid Commercial Other Q-Mix Facility-Level Occupancy Life Generations36%28%25%11%93.5%36%28%25%11%71.8%93.5% OnPointe34%49%7%11%81.4%34%49%7%11%51.0%81.4% Fundamental35%16%46%3%89.0%30%35%29%6%65.4%91.9% Vibra45%1%51%4%63.8%------ Total Portfolio 37% 27% 28% 8% 84.4%34% 39% 16% 10% 60.7% 85.8% Stabilized, Single-Tenanted PortfolioSNF Portfolio (1) Twelve Months Ended Medicare Medicaid Commercial Other Facility-Level Occupancy Medicare Medicaid Commercial Other Q-Mix Facility-Level Occupancy December 31, 201637%27%28%8%84.4%34%39%16%10%60.7%85.8% September 30, 201638%27%27%8%85.1%35%40%15%10%60.2%86.3% June 30, 201638%27%26%8%85.4%35%40%14%11%60.2%86.5% March 31, 201639%27%25%9%85.4%35%40%12%12%59.8%86.5% (1) Includes one assisted living facility (ALF) connected to a skilled nursing facility (SNF).

MedEquities Realty Trust, Inc.

Transaction Activity

Unaudited ($ in thousands) (at 3/31/2017)

Acquisitions							
Acquisition Date	# of Properties	Operator	Property Type	Purchase Price (1)		Beds	Location
10/2/2015	1	OnPointe	SNF	$	11,600	120	Graham, TX
10/1/2015	1	Vibra Healthcare	IRF		19,400	44	Amarillo, TX
10/1/2015	1	Life Generations	SNF		15,000	98	San Diego, CA
7/30/2015	9	OnPointe	SNF		133,400	1,025	TX
3/31/2015	1	Fundamental Healthcare	ACH		35,400	130	Las Vegas, NV
3/31/2015	5	Life Generations	SNF/ALF		80,000	461	CA
2/20/2015	1	Fundamental Healthcare	SNF		16,000	142	Ft. Worth, TX
2/3/2015	1	Baylor Scott & White Health	ACH		75,000	106	Austin, TX
9/19/2014	1	Multi-tenanted	MOB		15,100	-	Brownsville, TX
8/1/2014	2	Fundamental Healthcare	LTACH/SNF		40,000	159	NV, SC
8/1/2014	1	Vibra Healthcare	LTACH		58,000	60	Kentfield, CA
Total - Acquisitions				**$**	**498,900**	**2,345**	

Mortgage Investments						
Origination Date	# of Properties	Operator	Property Type	Total Funded		Location
1/30/2017	1	Advanced Diagnostics Hospital East	ACH	$	12,500	East Houston, TX
8/1/2014	1	Vibra Healthcare	LTACH		10,000	Springfield, MA
Total - Mortgage Investments				**$**	**22,500**	

(1) Represents cash price paid rather than GAAP cost basis.

Supplemental Information- Q1 2017 15

Supplemental Information- Q1 2017 Glossary Acute: refers to a disease or condition with a rapid onset and short course. Acute Care Hospital (“ACH”): general medical and surgical hospitals that provide both inpatient and outpatient medical services and are owned and/or operated either by a non-profit or for-profit hospital or hospital system. These facilities often act as feeder hospitals to dedicated specialty facilities. Adjusted Funds From Operations (“AFFO”): AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO for certain items that are not added to net income in NAREIT’s definition of FFO, such as acquisition expenses, non-real estate-related depreciation and amortization (including amortization of lease incentives and tenant allowances), stock based compensation expenses, and any other non-comparable or non-operating items that do not relate to the operating performance of our properties. To calculate AFFO, we also adjust FFO to remove the effect of straight-line rent revenue, which represents the recognition of net unbilled rental income expected to be collected in future periods of a lease agreement that exceeds the actual contractual rent due periodically from tenants for their use of the leased real estate under each lease. Noncontrolling interest amounts represent adjustments to reflect only our share of straight line rent revenue. Our calculation of AFFO may differ from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Assisted Living Facility (“ALF”): residential care facilities that provide housing, meals, personal care and supportive services to older persons and disabled adults who are unable to live independently. They are intended to be a less costly alternative to more restrictive, institutional settings for individuals who do not require 24-hour Consolidated Adjusted EBITDA: Consolidated Adjusted EBITDA represents Consolidated EBITDA, as defined below, adjusted further for the effects of acquisition costs, stock-based compensation expense and non-cash write-offs of straight-line rent and accounts receivable. Both Consolidated EBITDA and Consolidated Adjusted EBITDA are relevant non-GAAP measures broadly used by investors and analysts to evaluate the operating performance of a company and to assess a company’s credit strength, including the ability to service indebtedness. Our calculations of Consolidated EBITDA and Consolidated Adjusted EBITDA may differ from the methodologies used by other companies and, accordingly, our Consolidated EBITDA and Consolidated Adjusted EBITDA may not be comparable to amounts reported by other companies. Consolidated EBITDA and Consolidated Adjusted EBITDA should not be used as a substitute for any GAAP financial measures for the purpose of evaluating Consolidated EBITDA: calculated as net income (computed in accordance with GAAP) plus interest expense, taxes, and depreciation and amortization. EBITDAR: represents earnings from the operator’s financial statements adjusted for non-recurring, infrequent or unusual items and before interest, taxes, depreciation, amortization and rent. EBITDAR Rent Coverage: represents the operator EBITDAR of our stabilized facilities for the trailing twelve months divided by the contractual lease rent for the same period. For the leases that have been in place for less than 12 months as of the date presented, the annualized base rent under the applicable lease as of such date is EBITDARM: represents earnings from the operator’s financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent and management fees. EBITDARM Rent Coverage: represents the operator EBITDARM of our stabilized facilities for the trailing twelve months divided by the contractual lease rent for the same period. For the leases that have been in place for less than 12 months as of the date presented, the annualized base rent under the applicable lease as of such Facility-Level Occupancy: Occupancy is calculated by dividing the daily number of beds occupied each day as reported by the operators at their facilities during the period presented by the beds in operations (available) at the facilities for the same period. Funds From Operations (“FFO”): FFO is a non-GAAP measure used by many investors and analysts that follow the real estate industry. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Noncontrolling interest amounts represent adjustments to reflect only our share of depreciation and amortization. We compute FFO in accordance with NAREIT’s definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. We believe that the presentation of FFO provides useful information to investors regarding our operating performance by excluding the effect of real-estate related depreciation and amortization, gains or losses from sales for real estate, including impairments, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. Our calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. FFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Gross assets: the carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Inpatient Rehabilitation Facility (“IRF”): facilities that provide inpatient rehabilitation services for patients recovering from injuries, organ transplants, amputations, cardiovascular surgery, strokes, and complex neurological, orthopedic and other medical conditions following stabilization of their acute medical issues. Long-Term Acute Care Hospital (“LTACH”): facilities designed for patients with serious medical problems that require intense, special treatment for an extended period of time (typically at least 25 days), offer more individualized and resource-intensive care than a skilled nursing facility, nursing home or acute rehabilitation facility, and patients are typically transferred to a long-term acute care hospital from the intensive care unit of a traditional hospital.

Supplemental Information- Q1 2017 MedEquities Realty Trust, Inc. Glossary (continued) Medical Office Building (“MOB”): single-tenant or multi-tenant buildings where doctors, physician practice groups, hospitals, hospital systems or other healthcare providers lease space and are typically located near or adjacent to acute care hospitals or other facilities where healthcare services are rendered. Medical office buildings can include outpatient surgical centers, diagnostic labs, physical therapy providers and physician office space in a single building. Post-acute: the period of time following acute care, in which the patient continues to require elevated levels of medical treatment. Q-Mix: Quality mix is presented as non-Medicaid revenue as a percentage of total revenue. Skilled Nursing Facility (“SNF”): facilities that usually house elderly patients and provide restorative, rehabilitative and nursing care for patients not requiring more extensive and sophisticated treatment that may be available at acute care hospitals or long-term acute care hospitals. They are distinct from and offer a much higher level of care for older adults compared to senior housing facilities. Patients typically enter skilled nursing facilities after hospitalization. Stabilized Portfolio: as of December 31, 2016, our stabilized, single-tenanted portfolio includes only our 16 stabilized skilled nursing facilities, our two stabilized long- term acute care hospitals, our one stabilized assisted living facility (that is connected to a skilled nursing facility in our portfolio) and our one stabilized inpatient rehabilitation facility. Our non-stabilized, single-tenanted properties as of December 31, 2016 were Lakeway Hospital, Mountain’s Edge Hospital and Mira Vista. We consider a facility to be non-stabilized if it is a newly completed development, is undergoing or has recently undergone a significant addition or renovation, or is being repositioned or transitioned to new operators, but in no event beyond 24 months after the date of classification as non-stabilized.